Exhibit 99.6

FINANCIAL STATEMENTS

SOUTHWIND BUILDING PRODUCTS, LLC

DECEMBER 31, 2025

SOUTHWIND BUILDING PRODUCTS, LLC
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

PAGE
FINANCIAL SECTION

Independent auditor’s report	1.

Balance sheet	3.

Statement of income and members’ equity	5.

Statement of cash flows	6.

Notes to financial statements	7.

INDEPENDENT AUDITOR’S REPORT

To the Members and Management
of Southwind Building Products, LLC

Opinion

We have audited the accompanying financial statements of Southwind Building Products, LLC (a Delaware limited liability company), which comprise the balance sheet as of December 31, 2025, and the related statements of income and members’ equity and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southwind Building Products, LLC as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Southwind Building Products, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Southwind Building Products, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

201 N. THORNTON AVE | P.O. BOX 749 | DALTON, GA 30722 | PHONE 706.529.0749 | FAX 706.529.5549

1.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Southwind Building Products, LLC’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Southwind Building Products, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Estes & Walcott

Dalton, Georgia
June 24, 2026

2.

SOUTHWIND BUILDING PRODUCTS, LLC
BALANCE SHEET
DECEMBER 31, 2025

ASSETS	2025
Current assets:
Cash	$1,754,441
Accounts receivable	5,762,856
Tariff refunds receivable	3,167,376
Inventory	30,681,503
Prepaid expenses	392,283
Deposits	10,356
Total current assets	41,768,815

Capitalized assets:
Property and equipment, net	795,154
Right-of-use assets - finance leases	419,874
Right-of-use assets - operating leases	4,050,000
Total capitalized assets	5,265,028

Other assets:
Goodwill	30,987,577
Total other assets	30,987,577

Total assets	$78,021,420
(continued)

The accompanying notes are an integral part of these financial statements.

3.

SOUTHWIND BUILDING PRODUCTS, LLC
BALANCE SHEET
DECEMBER 31, 2025

LIABILITIES & MEMBERS’ EQUITY	2025
Current liabilities:
Accounts payable	$10,728,622
Accrued expenses	696,477
Current portion of finance lease liabilities	164,336
Current portion of operating lease liabilities	1,215,000
Total current liabilities	12,804,435

Long-term liabilities:
Long-term portion of finance lease liabilities	255,538
Long-term portion of operating lease liabilities	2,835,000
Total long-term liabilities	3,090,538

Total liabilities	15,894,973

Members’ equity:
Members’ equity	62,126,447
Total members’ equity	62,126,447

Total liabilities and members’ equity	$78,021,420

The accompanying notes are an integral part of these financial statements.

4.

SOUTHWIND BUILDING PRODUCTS, LLC
STATEMENT OF INCOME AND MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2025

2025
Net sales	$80,112,310
Cost of goods sold	59,090,572
Gross profit	21,021,738
Selling, general, and administrative expenses	13,657,181
Income from operations	7,364,557

Other income (expense):
Bad debt expense	(143,498)
Interest income	49,011
Interest expense	(24,898)
Total other income (expense)	(119,385)

Net income	7,245,172
Member distributions	(10,860,595)
Members’ equity - beginning	65,741,870
Members’ equity - ending	$62,126,447

The accompanying notes are an integral part of these financial statements.

5.

SOUTHWIND BUILDING PRODUCTS, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2025

Cash flows from operating activities:	2025
Net income	$7,245,172
Non-cash items included in net income:
Bad debt	143,498
Depreciation	365,298
Amortization of right-of-use assets	1,215,000
(Increase) decrease in receivables	(2,505,726)
(Increase) decrease in inventory	5,784,933
(Increase) decrease in prepaid expenses	206,125
(Increase) decrease in deposits	41,544
Increase (decrease) in accounts payable	271,477
Increase (decrease) in accrued expenses	(338,609)
Increase (decrease) in operating lease liabilities	(1,215,000)
Net cash provided (used) by operating activities	11,213,712

Cash flows from financing activities:
Principal retirement of finance lease liabilities	(156,268)
Member distributions	(10,860,595)
Net cash provided (used) by financing activities	(11,016,863)
Increase (decrease) in cash	196,849
Cash - beginning	1,557,592
Cash - ending	$1,754,441
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$24,898

The accompanying notes are an integral part of these financial statements.

6.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025

Note 1.          Summary of significant accounting policies-

The accounting and reporting policies of Southwind Building Products, LLC (the Company) conform to generally accepted accounting principles of the United States of America and to the general practice of their industry. The following is a summary of the more significant policies.

Business activity-

The Company is engaged in the production of commercial and residential carpet and sale of hard surface flooring. Sales are throughout the continental United States. The Company grants credit on substantially all sales. As a limited liability company, each member’s liability is limited to amounts reflected in their respective member accounts.

Revenue recognition-

The Company complies with ASU 2014-09, which has a standard core principle that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 prescribes a five-step process to accomplish this core principle, including 1) identification of the contract with the customer; 2) identification of the performance obligation(s) under the contract; 3) determination of the transaction price; 4) allocation of the transaction price to the identified performance obligation(s); and 5) recognition of revenue as (or when) an entity satisfies the identified performance obligation(s).

The Company recognizes revenue on product sales when products are shipped to customers. Standard payment terms require payment within 30 days; some direct-ship products require payment within 60 days. Additionally, some customers pay in accordance with their customer-specific payment terms set by the Company. Customers have a right of return for products which are defective or damaged.

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered;

•	The fee for the arrangement is fixed or determinable; and

•	Collectability is reasonably assured.

7.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 1.  Summary of significant accounting policies- (continued)

Accounting estimates-

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Effective January 1, 2025, the Company made a change to the accounting estimate regarding inventory obsolescence and reserve. Prior to the effective date, the Company considered certain hard surface and carpet inventory populations greater than one year old to be potentially obsolete, and included those values in the inventory reserve. Management analyzed historical sales data, and determined that this period was too brief, and substantial portions of inventory were sold at full value subsequent to the one-year threshold. Therefore, the Company has updated the threshold to two years. The magnitude of this change in estimate approximated $3.7 million for the year ended December 31, 2025. The change in estimated was accounted for prospectively. No restatement of prior year balances was required.

Concentrations of credit risk-

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash and temporary cash investments with high quality institutions. At times such investments may be in excess of the FDIC insurance limit.

Cash-

Cash includes cash on hand and in the bank. The Company also considers all highly liquid investments with a maturity of three months or less when purchased to be cash.

Accounts receivable-

Accounts receivable consists primarily of trade accounts. The Company extends credit to customers based on an individual review of their credit worthiness. As a general rule, letters of personal guarantee are required, and customers may be asked to pay a cash deposit before delivery. The Company extends credit with multiple due dates over a 90-day period. The Company maintains a reserve for product claims based upon consideration of individual accounts, historic trends, and other information.

Tariff refunds receivable-

The Company has recorded a receivable for tariff refunds related to certain IEEPA tariff surcharges paid during 2025 on qualifying import entries. The receivable is based on management’s review of eligible entries and amounts expected to be recovered. The receivable excludes regular customs duties, merchandise processing fees, harbor maintenance fees, Section 301 tariffs, freight, broker fees, and other non-refundable import costs. Tariff refunds receivable totaled $3,167,376 at December 31, 2025.

8.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 1.	Summary of significant accounting policies- (continued)

Inventory-

Inventory is stated at the lower of cost or net realizable value with cost being determined on a first-in, first-out basis.

Property and equipment-

Property and equipment is recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of individual assets. Repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, their cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in current earnings. The estimated useful lives are as follows:

Machinery and equipment	3-15 years
Office equipment	3-15 years
Transportation equipment	5-7 years
Leasehold improvements	3-20 years

Goodwill-

Goodwill represents the cost in excess of the fair value over net assets related to the acquisition of the business in May 2021. In accordance with ASC 350-20, goodwill is not amortized for financial statement reporting purposes. Goodwill is amortized and deductible over a period of 15 years for tax purposes.

The Company has evaluated the fair value of goodwill and has determined that no impairment exists.

Leases-

The Company accounts for leases in accordance with FASB ASC 842, Leases, and applies the standard to all contracts that meet the definition of a lease.

Income taxes-

A limited liability company is treated as a partnership for income tax purposes and is not subject to income taxes. In lieu of corporate income taxes, the members are taxed on their proportionate share of the Company’s taxable income. Accordingly, no provision or liability for income taxes has been included in the financial statements. Management does not believe there are any uncertain tax positions as of December 31, 2025. The Company could be subject to income tax examinations for its federal and state income tax returns for the current and three prior years.

Advertising-

Advertising costs are expensed as incurred. Advertising expense is included in selling, general, and administrative expenses, and totaled $1,240,145 for the year ended December 31, 2025. Samples are a form of advertising but are reported separately. Sample costs totaled $220,169 for the year ended December 31, 2025.

9.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 1.	Summary of significant accounting policies- (continued)

Shipping and handling costs-

The cost of freight to ship goods to customers is expensed as incurred. Shipping and handling costs are included in cost of goods sold, and totaled $5,094,773 for the year ended December 31, 2025.

Fair value of financial instruments-

Unless otherwise noted, the fair values of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

Subsequent events-

Management has evaluated subsequent events through June 24, 2026, the date the financial statements were available to be issued.

Subsequent to year-end, Bed Bath & Beyond, Inc. entered into a letter of intent to acquire the equity interests and substantially all assets of F9 Brands, Inc., which includes Southwind Building Products and certain affiliated companies. The transaction is subject to customary closing conditions and had not closed as of the date the financial statements were available to be issued. No adjustments have been made to the accompanying financial statements as a result of this subsequent event.

Note 2.          Accounts receivable-

Accounts receivable at December 31, 2025 consisted of the following:

2025
Trade receivables	$5,941,483
Allowances for claims	(178,627)
$5,762,856

Note 3.          Inventory-

Inventory at December 31, 2025 consisted of the following:

2025
Finished goods	$26,565,558
Work in process	2,812,471
Raw materials	1,303,474
$30,681,503

10.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 4.          Property and equipment-

Property and equipment at December 31, 2025 consisted of the following:

2025
Machinery and equipment	$1,704,455
Office equipment	306,212
Transportation equipment	345,760
2,356,427
Accumulated depreciation	(1,561,273)
$795,154

Depreciation expense for the year ended December 31, 2025 totaled $365,298, and includes depreciation expense on property and equipment and on right-of-use assets purchased through financing leases.

Note 5.          Leasing arrangements-

The Company has six financing leases for transportation equipment. The finance leases have remaining terms through December 2029. The leases meet the definition of financing leases under the standard.

Right-of-use assets obtained through finance leases at December 31, 2025 consisted of the following:

2025
Right-of-use assets - finance leases	$853,684
Accumulated depreciation	(433,810)
$419,874

11.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 5.          Leasing arrangements- (continued)

Leasing activity for finance leases reported on the balance sheet at December 31, 2025 consisted of the following:

Finance lease payable in monthly installments of $3,135 including interest at 11.413% through December 2027. Secured by freightliners.	$66,993
Finance lease payable in monthly installments of $1,924 including interest at 5.25% through July 2027. Secured by forklifts.	34,996
Finance lease payable in monthly installments of $2,308 including interest at 2.69% through May 2028. Secured by forklifts.	64,718
Finance lease payable in monthly installments of $696 including interest at 2.69% through March 2028. Secured by forklifts.	18,224
Finance lease payable in monthly installments of $4,593 including interest at 2.69% through May 2028. Securedby forklifts.	128,818
Finance lease payable in monthly installments of $2,460 including interest at 5.33% through December 2029. Secured by freightliner.	106,125
419,874
Current maturities	(164,336)
Long-term portion of finance leases payable	$255,538

The Company has one operating lease for a building at December 31, 2025. The Company leases an office/warehouse in Georgia from a related party. The Company is responsible for maintenance, utilities, and property taxes on the leased space. The operating lease has a remaining term through April 2029. The lease meets the definition of an operating lease under the standard.

In accordance with ASC 842, the Company recognizes a “right-of-use” asset and related lease liability at the commencement date of each lease based on the present value of the fixed lease payments over the expected lease term. The lease term for this purpose will include any renewal period where the Company determines that it is reasonably certain that it will exercise the option to renew.

The implicit discount rates of the Company’s operating lease agreements are not readily determinable. The Company has elected to use a 0% rate to calculate the present value of its fixed lease payments for the operating lease in effect at December 31, 2025. The weighted-average maturity of the lease is 3.3 years.

12.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 5.          Leasing arrangements- (continued)

Fixed lease payments are recognized on a straight-line basis over the lease term, while variable payments (such as taxes, administrative fees, and variable common area maintenance charges) are recognized in the period incurred. Leases with a term of twelve months or less are not recorded on the balance sheet. Common charges to a related party for leased facilities totaled $16,200 for the year ended December 31, 2025. Short-term lease costs paid to outside parties totaled $267,956 for the year ended December 31, 2025.

Leasing activity for operating leases reported on the balance sheet at December 31, 2025 consisted of the following:

2025
Right-of-use assets - operating leases	$4,050,000

Operating lease liabilities	$4,050,000
Current maturities	(1,215,000)
Long-term portion of operating leases payable	$2,835,000

Leasing activity reported on the income statement as of December 31, 2025 consisted of the following:

2025
Amortization of leased assets included in depreciation expense	$156,268
Interest on lease liabilities included in interest expense	24,898
Total finance lease costs	$181,166

Amortization of leased assets included in rent expense	$1,215,000
Interest on lease liabilities included in interest expense	-
Total operating lease costs	$1,215,000

Leasing activity reported on the statement of cash flows as of December 31, 2025 consisted of the following:

2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$24,898
Operating cash flows from operating leases	$1,215,000
Financing cash flows from finance leases	$156,268

13.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 5.          Leasing arrangements- (continued)

Future minimum lease payments required under finance leases are as follows:

2026	$181,391
2027	171,774
2028	66,197
2029	29,520
Amounts representing interest	(29,008)
Present value of net minimum finance lease payments	$419,874

Future minimum lease payments required under operating leases are as follows:

2026	$1,215,000
2027	1,215,000
2028	1,215,000
2029	405,000
Amounts representing interest	-
Present value of net minimum operating lease payments	$4,050,000

Note 6.          Related party transactions-

The Company’s members and their affiliates, sell goods to the Company in the normal course of business. Additionally, they own and rent real estate to the Company in the normal course of business, as disclosed in Note 5. Transactions between the companies are as follows:

2025
Rent and property expense	$1,284,984
Purchases	463,149
Accounts payable	680,295

Note 7.          Retirement plan-

The Company maintains a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all of the Company’s employees, and features a safe harbor match of employee contributions. The Company’s expenses under this plan totaled $146,072 for the year ended December 31, 2025.

14.

SOUTHWIND BUILDING PRODUCTS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2025
Note 8.          Contingencies-

The Company is subject to various claims, legal proceedings, and investigations covering a wide range of matters that may arise in the ordinary course of business. Management believes the resolutions of claims and pending litigation will not have a material effect, individually or in the aggregate, to the financial position, results of operations, or cash flows after contemplating potential insurance recoveries or accruals.

Note 9.          Concentrations-

The Company purchased finished goods from two vendors that comprised a significant portion of purchases for the year ended December 31, 2025, as follows:

	Vendor 1	Vendor 2
Inventory purchased	$14,585,967	$8,091,252
Percent of cost of goods sold	25%	14%
Accounts payable	$3,594,344	$2,231,344
Percent of accounts payable at year end	34%	21%

Although there are other suppliers of this material, a change in suppliers might cause a delay in obtaining product, which could ultimately affect operating results.

Note 10.        Contingent debt-

The Company is a guarantor on a loan for its owner. The loan is a line of credit in the maximum amount of $60,000,000. The loan began in August 2022, and has an extended maturity date of October 2026. The note bears an interest rate of BSBY Rate plus 1.80%. Interest is due in monthly installments. The loan is secured substantially all assets of the corporate owner and all its subsidiaries, including the Company. The Company is not an obligor under the loan agreement.

15.